UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Wynn Resorts, Limited

(Name of Registrant as Specified In Its Charter)

Elaine P. Wynn

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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In response to inquiries from the press on May 2, 2018, Elaine P. Wynn issued the following statement:

“I am frankly astounded by the Company’s statement. I did communicate with the Company. I sent a letter more than a week ago requesting information to which I am clearly entitled based on Nevada case law. My outside counsel followed up twice, and my proxy solicitor called twice as well.  The Company denied all of these lawful requests. I therefore had no choice but to sue.”

“I fail to see how rushing to an annual meeting is in the best interests of shareholders.  The Company first publicly announced the meeting date when it filed its proxy statement on April 18.  This left the shortest solicitation period in recent years—28 days (compared to 41 and 42 days in the last three years).  By inhibiting my ability to communicate directly with beneficial owners of Company shares, the delay in sending me the shareholder lists has given the Board an unfair advantage in this very short solicitation period when every day counts.”

“The Company has stated that it will provide me with the shareholder lists I seek as ‘a sign of [its] good faith.’  Acting in good faith would have been to provide the lists last week, as I requested. Instead, just hours after learning the litigation had been filed, the Company suddenly discovered the law and then admonished me for failing to communicate.”

“In my view, the delay in sending me the shareholder lists has disadvantaged all shareholders, as the Company continues to pursue policies that seem to advance the interests of an entrenched board over shareholders. This behavior is not emblematic of a ‘New Wynn.’ Instead, it shows that very little has changed at Wynn Resorts.”

Important Additional Information

Elaine P. Wynn is a participant in the solicitation of proxies from the shareholders of Wynn Resorts, Limited (the “Company”) in connection with the Company’s 2018 annual meeting of shareholders (the “Annual Meeting”). On April 27, 2018, Ms. Wynn filed a definitive proxy statement (the “Definitive Proxy Statement”) and form of BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s shareholders. A description of Ms. Wynn’s direct or indirect interests, by security holdings or otherwise, is contained in the Definitive Proxy Statement. MS. WYNN STRONGLY ENCOURAGES THE COMPANY’S SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The Definitive Proxy Statement was first sent to the shareholders of the Company on or about April 30, 2018 and is accompanied by a BLUE proxy card. Shareholders may obtain the Definitive Proxy Statement and any other relevant documents at no charge from the SEC’s website at www.sec.gov or by contacting Ms. Wynn’s proxy solicitor MacKenzie Partners, Inc. at wynn@mackenziepartners.com or by calling toll-free (800) 322-2885 or collect (212) 929-5500.

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of Ms. Wynn’s proxy materials,
please contact MacKenzie Partners, Inc. at the phone numbers listed below.

1407 Broadway, 27th Floor
New York, New York 10018
Call Collect: (212) 929-5500
or
Toll-Free: (800) 322-2885
Email: wynn@mackenziepartners.com